EXHIBIT 99.1

For Immediate Release

First Hawaiian, Inc. Reports Third Quarter 2018 Financial Results and Declares Dividend

•	Net income of $67.4 million, or $0.50 per diluted share, and core net income[1] of $70.8 million, or $0.52 per diluted share
•	1.31% return on average total assets and 1.45% core return on average tangible assets[1]
•	11.01% return on average total stockholders’ equity and 19.61% core return on average tangible stockholders’ equity[1]
•	BNP Paribas (“BNPP”) completed two offerings of our common stock, and First Hawaiian repurchased 1.8 million shares at a total cost of $50 million, reducing BNPP’s ownership from 48.8% to 18.4%
•	The number of BNPP-nominated directors decreased from five to two, resulting in a majority of independent directors on the Board
•	The Board of Directors declared a dividend of $0.24 per share

HONOLULU, Hawaii October 25, 2018 -- (Globe Newswire) -- First Hawaiian, Inc. (NASDAQ:FHB), (“First Hawaiian” or the “Company”) today reported financial results for its third quarter ended September 30, 2018.

“I’m pleased with our strong financial performance in the third quarter,” said Bob Harrison, Chairman and Chief Executive Officer. “We had solid core earnings and good expense management, and asset quality remained excellent. Additionally, during the quarter, BNPP made significant progress in exiting its position in First Hawaiian by completing two secondary offerings, which, in conjunction with First Hawaiian’s repurchase of approximately 1.8 million shares, reduced BNPP’s ownership position from 48.8% to 18.4%. Also significant was the change in board composition, as the number of BNPP-nominated directors was decreased from five to two and three prominent members of the local business community, Faye Kurren,  Jenai Wall, and C. Scott Wo, joined the board, resulting in a majority of independent directors.”

On October 24, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.24 per share. The dividend will be payable on December 7, 2018 to stockholders of record at the close of business on November 26, 2018.

Earnings Highlights

Net income for the quarter ended September 30, 2018 was $67.4 million, or $0.50 per diluted share, compared to $69.1 million, or $0.50 per diluted share, for the quarter ended June 30, 2018, and $58.4 million, or $0.42 per diluted share, for the quarter ended September 30, 2017. Core net income1 for the quarter ended September 30, 2018 was $70.8 million, or $0.52 per diluted share, compared to $69.7 million, or $0.50 per diluted share, for the quarter ended June 20, 2018, and $57.0 million, or $0.41 per diluted share, for the quarter ended September 30, 2017.

Net interest income for the quarter ended September 30, 2018 was $141.3 million compared to $141.4 million for the quarter ended June 30, 2018, and an increase of $7.9 million compared to $133.3 million for the quarter ended September 30, 2017. Net interest income compared to the second quarter of 2018 was essentially flat, primarily due to higher interest expenses on deposits and borrowings and lower interest income on investments, mostly offset by higher interest income on loans and cash. The second quarter of 2018 included a $1.1 million positive premium amortization adjustment that did not recur in the third quarter. Excluding the premium amortization in the second quarter, third quarter net interest income would have been approximately $1 million higher than second quarter net interest income.  The increase in net interest income compared to the third quarter of 2017 was due to higher interest income on earnings assets from higher rates and balances, partially offset by higher interest expenses due to higher rates on deposits and higher balances of term borrowings.

Net interest margin (“NIM”) was 3.11%, 3.18% and 2.96%, for the quarters ended September 30, 2018, June 30, 2018, and September 30, 2017, respectively. The 7 basis point decrease in NIM versus the prior quarter was primarily due to higher funding costs, a lower premium amortization adjustment, higher cash balances and an additional day in the quarter.

Results for the quarter ended September 30, 2018 included a provision for loan and lease losses of $4.5 million compared to $6.0 million in the quarter ended June 30, 2018 and $4.5 million in the quarter ended September 30, 2017.

1A non-GAAP measure. For more information on this measure, including reconciliation to the most directly comparable GAAP measure, see “Use of Non-GAAP Financial Measures” and Tables 13 and 14  at the end of this document.

Noninterest income was $47.4 million in the quarter ended September 30, 2018, a decrease of $2.4 million compared to noninterest income of $49.8 million in the quarter ended June 30, 2018 and a decrease of $2.3 million compared to noninterest income of $49.7 million in the quarter ended September 30, 2017. The decrease in noninterest income compared to the second quarter of 2018 was primarily due to a  $3.2 million decrease in other income, $0.4 million lower credit and debit card fees and $0.2 million lower trust and investment services income, partially offset by $1.3 million higher income from bank-owned life insurance (“BOLI”). The $3.2 million decrease in other income was primarily due to  a $1.5 million decrease in swap fee income, and a  $1.0 million decrease in recoveries, as we recognized a gain on sale of leased equipment in the second quarter of 2018.

The decrease in noninterest income compared to the third quarter of 2017 was primarily due to $3.1 million lower other income and $1.0 million lower service charges on deposit accounts, partially offset by $1.1 million higher other service charges and fees, $0.6 million higher income from BOLI, and $0.4 million higher credit and debit card fees.  Other income in the third quarter of 2017 included a $2.7 million gain from the sale of a bank property.

Noninterest expense was $93.1 million for the quarter ended September 30, 2018, an increase of $1.3 million from $91.9 million in the quarter ended June 30, 2018, and an increase of $8.3 million from $84.8 million in the quarter ended September 30, 2017. The increase in noninterest expense compared to the second quarter of 2018 was primarily due to $3.7 million higher other expense, partially offset by $1.5 million lower contracted services and professional fees, and $0.6 million lower cards rewards program expenses. Other expense in the third quarter of 2018 included an expense of $4.1 million in connection with an agreement in principle to resolve a class action lawsuit regarding overdraft fees.

The increase in noninterest expense compared to the third quarter of 2017 was primarily due to $4.2 million higher other expense, $3.3 million higher salaries and employee benefits, $0.6 million higher contracted services and professional fees, and $0.5 million higher occupancy expenses, partially offset by $0.9 million lower advertising and marketing expenses. Other expense in the third quarter of 2018 included the aforementioned $4.1 million litigation-related expense.

The efficiency ratio was 49.4%, 48.0% and 46.3% for the quarters ended September 30, 2018, June 30, 2018 and September 30, 2017, respectively. Core efficiency ratio1 was 46.9%, 47.6% and 46.7% for the quarters ended September 30, 2018, June 30, 2018 and September 30, 2017, respectively.

The effective tax rate was 26.0% for the second and third quarters of 2018 and 37.7% in the third quarter of 2017.  The lower effective tax rate in the third quarter of 2018 compared to the same quarter last year was due to the lower corporate tax rate resulting from the Tax Cuts and Jobs Act.

Balance Sheet Highlights

Total assets were $20.0 billion at September 30, 2018, compared to $20.5 billion at June 30, 2018 and $20.6 billion at September 30, 2017.

The investment securities portfolio was $4.6 billion at September 30, 2018, compared to $4.8 billion at June 30, 2018 and $5.3 billion at September 30, 2017.

Total loans and leases were $12.6 billion at September 30, 2018, unchanged from $12.6 billion at June 30, 2018 and up $0.5 billion, or 3.7%, from $12.1 billion at September 30, 2017.  During the quarter ended September 30, 2018, increases in residential, commercial real estate (“CRE”) and consumer loan balances were offset by decreases in commercial and industrial (“C&I”) and construction loan balances.  The decreases in C&I and construction loan balances were due to large, unexpected prepayments.  The increase in loans and leases compared to the quarter ended September 30, 2017 was primarily due to increases in residential loans, CRE loans, consumer loans and construction loans, partially offset by a decline in C&I loans and lease financing.

Total deposits were $16.7 billion at September 30, 2018, a decrease of $0.7 billion from $17.4 billion at June 30, 2018, and a decrease of $0.9 billion, compared to $17.6 billion at September 30, 2017.  The decrease in deposit balances compared to the quarter ended June 30, 2018 was primarily due to a $0.6 billion reduction in public time deposits.  The decrease in deposit balances compared to the quarter ended September 30, 2017 was primarily due to a $1.3 billion reduction in public time deposits, partially offset by growth in consumer and commercial deposits.

Asset Quality

The Company’s asset quality remained excellent during the third quarter of 2018. Net charge offs for the quarter ended September 30, 2018 were $3.8 million, or 0.12% of average loans and leases on an annualized basis, compared to $4.0 million, or 0.13% of average loans and leases on an annualized basis, for the quarter ended June 30, 2018 and $4.1 million, or 0.13% of average loans and leases on an annualized basis for the quarter ended September 30, 2017.

Total non-performing assets were $11.3 million, or 0.09% of total loans and leases and other real estate owned, at September 30, 2018, compared to non-performing assets of $13.8 million, or 0.11% of total loans and leases and other real estate owned, at June 30, 2018 and non-performing assets of $8.4 million, or 0.07% of total loans and leases and other real estate owned, at September 30, 2017.

The ratio of the allowance for loan and lease losses to total loans and leases was 1.12% at September 30, 2018, 1.11% at June 30, 2018 and 1.13% at September 30, 2017.

Capital

During the third quarter of 2018, the Company repurchased approximately 1.8 million shares of FHI common stock from a wholly owned subsidiary of BNPP at a total cost of approximately $50 million.

Total stockholders' equity was $2.4 billion at September 30, 2018, compared to $2.5 billion at June 30, 2018 and $2.6 billion at September 30, 2017.

The tier 1 leverage, common equity tier 1, and total capital ratios were 8.42%, 12.09% and 13.14%, respectively, at September 30, 2018, compared with 8.61%, 12.19% and 13.23% at June 30, 2018 and 8.66%, 12.71% and 13.77% at September 30, 2017.

First Hawaiian, Inc.

First Hawaiian, Inc. (NASDAQ:FHB) is a bank holding company headquartered in Honolulu, Hawaii. Its principal subsidiary, First Hawaiian Bank, founded in 1858 under the name Bishop & Company, is Hawaii’s oldest and largest financial institution with branch locations throughout Hawaii, Guam and Saipan. The company offers a comprehensive suite of banking services to consumer and commercial customers including deposit products, loans, wealth management, insurance, trust, retirement planning, credit card and merchant processing services. Customers may also access their accounts through ATMs, online and mobile banking channels. For more information about First Hawaiian, Inc., visit the Company’s website, www.fhb.com.

Conference Call Information

First Hawaiian will host a conference call to discuss the Company’s results today at 5:00 p.m. Eastern Time, 11:00 a.m. Hawaii Time. To access the call, participants should dial (844) 452-2942 (US/Canada), or (574) 990-9846 (International) ten minutes prior to the start of the call and enter the conference ID: 5377116. A live webcast of the conference call, including a slide presentation, will be available at the following link: www.fhb.com/earnings. The archive of the webcast will be available at the same location.  A telephonic replay of the conference call will be available two hours after the conclusion of the call until 7:30 p.m. (Eastern Time) on November 4, 2018.  Access the replay by dialing (855) 859-2056 or (404) 537-3406 and entering the conference ID: 5377116.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized” and “outlook”, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see our U.S. Securities and Exchange Commission (“SEC”) filings, including, but not limited to, our annual report on Form 10-K for the year ended December 31, 2017.

Use of Non-GAAP Financial Measures

We present net interest income, noninterest income, noninterest expense, net income, earnings per share and the related ratios described below, on an adjusted, or “core,” basis, each a non-GAAP financial measure. These core measures exclude from the corresponding GAAP measure the impact of certain items that we do not believe are representative of our financial results. We believe that the presentation of these non-GAAP financial measures helps identify underlying trends in our business from period to period that could otherwise be distorted by the effect of certain expenses, gains and other items included in our operating results. We believe that these core measures provide useful information about our operating results and enhance the overall understanding of our past performance and future performance. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition.

Core net interest margin, core return on average total assets and core return on average total stockholders’ equity are non-GAAP financial measures. We compute our core net interest margin as the ratio of core net interest income to average earning assets. We compute our core return on average total assets as the ratio of core net income to average total assets. We compute our core return on average total stockholders’ equity as the ratio of core net income to average stockholders’ equity.

Return on average tangible stockholders’ equity, core return on average tangible stockholders’ equity, return on average tangible assets, core return on average tangible assets and tangible stockholders’ equity to tangible assets are non-GAAP financial measures. We compute our return on average tangible stockholders’ equity as the ratio of net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our core return on average tangible stockholders’ equity as the ratio of core net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our return on average tangible assets as the ratio of net income to average tangible assets, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total assets. We compute our core return on average tangible assets as the ratio of core net income to average tangible assets. We compute our tangible stockholders’ equity to tangible assets as the ratio of tangible stockholders’ equity to tangible assets, each of which we calculate by subtracting (and thereby effectively excluding) the value of our goodwill. We believe that these measurements are useful for investors, regulators, management and others to evaluate financial performance and capital adequacy relative to other financial institutions. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results or financial condition as reported under GAAP.

Tables 13 and 14 at the end of this document provide a reconciliation of these non-GAAP financial measures with their most closely related GAAP measures.

Investor Relations Contact:	Media Contact:
Kevin Haseyama, CFA	Susan Kam
(808) 525‑6268	(808) 525‑6254
khaseyama@fhb.com	skam@fhb.com

Financial Highlights					Table 1
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(dollars in thousands, except per share data)	2018	2018	2017	2018	2017
Operating Results:
Net interest income	$141,258	$141,403	$133,319	$422,333	$393,918
Provision for loan and lease losses	4,460	6,020	4,500	16,430	13,400
Noninterest income(1)	47,405	49,797	49,664	145,902	151,281
Noninterest expense(1)	93,147	91,865	84,784	275,599	257,704
Net income	67,388	69,053	58,363	204,399	171,998
Basic earnings per share	0.50	0.50	0.42	1.48	1.23
Diluted earnings per share	0.50	0.50	0.42	1.48	1.23
Dividends declared per share	0.24	0.24	0.22	0.72	0.66
Dividend payout ratio	48.00%	48.00%	52.38%	48.65%	53.66%
Supplemental Income Statement Data (non-GAAP):
Core net interest income	$141,258	$141,403	$133,319	$422,333	$393,918
Core noninterest income(1)	47,405	49,797	46,997	145,902	148,614
Core noninterest expense(1)	88,511	90,951	84,241	269,642	256,320
Core net income	70,818	69,720	57,040	208,797	171,203
Core basic earnings per share	0.52	0.51	0.41	1.52	1.23
Core diluted earnings per share	0.52	0.50	0.41	1.52	1.23
Performance Ratio:
Net interest margin	3.11%	3.18%	2.96%	3.14%	2.99%
Core net interest margin (non-GAAP)	3.11%	3.18%	2.96%	3.14%	2.99%
Efficiency ratio(1)	49.36%	48.04%	46.33%	48.49%	47.26%
Core efficiency ratio (non-GAAP)(1)	46.90%	47.56%	46.72%	47.44%	47.24%
Return on average total assets	1.31%	1.38%	1.15%	1.35%	1.16%
Core return on average total assets (non-GAAP)	1.38%	1.39%	1.13%	1.37%	1.15%
Return on average tangible assets	1.38%	1.45%	1.21%	1.42%	1.22%
Core return on average tangible assets (non-GAAP)(2)	1.45%	1.46%	1.18%	1.45%	1.21%
Return on average total stockholders' equity	11.01%	11.23%	9.03%	11.09%	9.10%
Core return on average total stockholders' equity (non-GAAP)	11.57%	11.34%	8.82%	11.33%	9.06%
Return on average tangible stockholders' equity (non-GAAP)	18.66%	18.83%	14.76%	18.60%	15.01%
Core return on average tangible stockholders’ equity (non-GAAP)(3)	19.61%	19.01%	14.42%	19.00%	14.94%
Average Balances:
Average loans and leases	$12,595,668	$12,552,610	$12,115,001	$12,482,747	$11,868,917
Average earning assets	18,041,483	17,817,943	17,867,021	17,982,396	17,605,376
Average assets	20,391,456	20,121,504	20,109,090	20,306,833	19,858,184
Average deposits	17,158,849	17,199,368	17,165,355	17,286,159	16,950,503
Average shareholders' equity	2,427,907	2,466,392	2,564,563	2,464,601	2,527,435
Market Value Per Share:
Closing	27.16	29.02	30.29	27.16	30.29
High	30.02	31.28	31.48	32.36	35.32
Low	27.02	27.09	26.30	26.92	26.30

	As of	As of	As of	As of
	September 30,	June 30,	December 31,	September 30,
	2018	2018	2017	2017
Balance Sheet Data:
Loans and leases	$12,600,464	$12,637,686	$12,277,369	$12,149,711
Total assets	19,983,838	20,479,719	20,549,461	20,565,627
Total deposits	16,689,273	17,395,538	17,612,122	17,595,483
Short-term borrowings	30,000	—	—	—
Long-term borrowings	400,026	200,034	34	34
Total stockholders' equity	2,423,462	2,459,175	2,532,551	2,581,858

Per Share of Common Stock:
Book value	$17.97	$18.00	$18.14	$18.50
Tangible book value (non-GAAP)	10.59	10.71	11.01	11.36

Asset Quality Ratios:
Non-accrual loans and leases / total loans and leases	0.09%	0.11%	0.08%	0.06%
Allowance for loan and lease losses / total loans and leases	1.12%	1.11%	1.12%	1.13%

Capital Ratios:
Common Equity Tier 1 Capital Ratio	12.09%	12.19%	12.45%	12.71%
Tier 1 Capital Ratio	12.09%	12.19%	12.45%	12.71%
Total Capital Ratio	13.14%	13.23%	13.50%	13.77%
Tier 1 Leverage Ratio	8.42%	8.61%	8.52%	8.66%
Total stockholders' equity to total assets	12.13%	12.01%	12.32%	12.55%
Tangible stockholders' equity to tangible assets (non-GAAP)	7.52%	7.51%	7.86%	8.11%

Non-Financial Data:
Number of branches	60	61	62	62
Number of ATMs	296	303	310	312
Number of Full-Time Equivalent Employees	2,166	2,189	2,220	2,184

(1)

Subsequent to the issuance of the Company’s interim condensed consolidated financial statements as of September 30, 2017, the Company’s management determined that certain expenses related to the card rewards program were incorrectly offset against credit and debit card fee income and credit card interchange assessment fees were incorrectly classified in card rewards program expenses versus credit and debit card fee income in the interim condensed consolidated statements of income for the three and nine months ended September 30, 2017.  As a result, certain noninterest income and noninterest expense amounts have been revised from the amounts previously reported to correct the classification errors. There was no change to net income or earnings per share as previously reported as a result of these errors. Management has evaluated the materiality of these errors on its prior period financial statements from a quantitative and qualitative perspective, and has concluded that these errors were not material to any prior annual or interim period.

(2)

Core return on average tangible assets is a non-GAAP financial measure. We compute our core return on average tangible assets as the ratio of core net income to average tangible assets, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total assets. For a reconciliation to the most directly comparable GAAP financial measure for core net income, see Table 13, GAAP to Non-GAAP Reconciliation.

(3)

Core return on average tangible stockholders’ equity is a non-GAAP financial measure. We compute our core return on average tangible stockholders’ equity as the ratio of core net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. For a reconciliation to the most directly comparable GAAP financial measure for core net income, see Table 13, GAAP to Non-GAAP Reconciliation

Consolidated Statements of Income	Table 2
	Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(dollars in thousands, except per share amounts)	2018	2018	2017	2018	2017
Interest income
Loans and lease financing	$135,394	$130,283	$118,986	$389,228	$342,431
Available-for-sale securities	25,196	27,397	24,195	81,586	75,683
Other	3,462	1,339	2,089	7,193	4,096
Total interest income	164,052	159,019	145,270	478,007	422,210
Interest expense
Deposits	20,205	17,355	11,949	52,824	28,279
Short-term and long-term borrowings	2,589	261	2	2,850	13
Total interest expense	22,794	17,616	11,951	55,674	28,292
Net interest income	141,258	141,403	133,319	422,333	393,918
Provision for loan and lease losses	4,460	6,020	4,500	16,430	13,400
Net interest income after provision for loan and lease losses	136,798	135,383	128,819	405,903	380,518
Noninterest income
Service charges on deposit accounts	7,933	7,721	8,929	23,609	27,548
Credit and debit card fees	16,535	16,929	16,126	48,961	48,450
Other service charges and fees	9,578	9,633	8,510	28,553	25,717
Trust and investment services income	7,487	7,711	7,672	23,429	22,536
Bank-owned life insurance	3,692	2,395	3,119	8,131	10,624
Other	2,180	5,408	5,308	13,219	16,406
Total noninterest income	47,405	49,797	49,664	145,902	151,281
Noninterest expense
Salaries and employee benefits	41,959	41,636	38,687	125,755	119,459
Contracted services and professional fees	11,478	13,005	10,834	36,770	33,530
Occupancy	6,757	6,908	6,238	20,149	17,382
Equipment	4,181	4,335	4,174	13,104	12,898
Regulatory assessment and fees	3,966	4,225	3,668	12,164	11,192
Advertising and marketing	1,060	1,115	2,005	3,126	5,255
Card rewards program	5,805	6,359	5,438	17,882	17,107
Other	17,941	14,282	13,740	46,649	40,881
Total noninterest expense	93,147	91,865	84,784	275,599	257,704
Income before provision for income taxes	91,056	93,315	93,699	276,206	274,095
Provision for income taxes	23,668	24,262	35,336	71,807	102,097
Net income	$67,388	$69,053	$58,363	$204,399	$171,998
Basic earnings per share	$0.50	$0.50	$0.42	$1.48	$1.23
Diluted earnings per share	$0.50	$0.50	$0.42	$1.48	$1.23
Dividends declared per share	$0.24	$0.24	$0.22	$0.72	$0.66
Basic weighted-average outstanding shares	135,466,669	137,907,063	139,556,532	137,643,005	139,549,665
Diluted weighted-average outstanding shares	135,675,498	138,065,879	139,696,330	137,809,573	139,670,487

Consolidated Balance Sheets	Table 3
	September 30,	June 30,	December 31,	September 30,
(dollars in thousands)	2018	2018	2017	2017
Assets
Cash and due from banks	$350,967	$332,102	$367,084	$321,319
Interest-bearing deposits in other banks	348,526	611,698	667,560	793,046
Investment securities	4,595,301	4,842,551	5,234,658	5,314,973
Loans held for sale	—	2,037	556	—
Loans and leases	12,600,464	12,637,686	12,277,369	12,149,711
Less: allowance for loan and lease losses	141,250	140,601	137,253	137,327
Net loans and leases	12,459,214	12,497,085	12,140,116	12,012,384

Premises and equipment, net	286,374	287,746	289,215	289,689
Other real estate owned and repossessed personal property	362	325	329	564
Accrued interest receivable	49,407	48,528	47,987	44,728
Bank-owned life insurance	444,987	442,449	438,010	435,607
Goodwill	995,492	995,492	995,492	995,492
Mortgage servicing rights	16,937	17,660	13,196	13,980
Other assets	436,271	402,046	355,258	343,845
Total assets	$19,983,838	$20,479,719	$20,549,461	$20,565,627
Liabilities and Stockholders' Equity
Deposits:
Interest-bearing	$10,881,918	$11,430,455	$11,485,269	$11,687,849
Noninterest-bearing	5,807,355	5,965,083	6,126,853	5,907,634
Total deposits	16,689,273	17,395,538	17,612,122	17,595,483
Short-term borrowings	30,000	—	—	—
Long-term borrowings	400,026	200,034	34	34
Retirement benefits payable	135,523	135,139	134,218	135,092
Other liabilities	305,554	289,833	270,536	253,160
Total liabilities	17,560,376	18,020,544	18,016,910	17,983,769

Stockholders' equity
Common stock ($0.01 par value; authorized 300,000,000 shares; issued/outstanding: 139,655,841 / 134,873,728 shares as of September 30, 2018, issued/outstanding: 139,620,801 / 136,642,060 shares as of June 30, 2018, issued/outstanding: 139,599,454 / 139,588,782 shares as of December 31, 2017 and issued and outstanding: 139,586,282 shares as of September 30, 2017)	1,397	1,396	1,396	1,396
Additional paid-in capital	2,494,436	2,492,656	2,488,643	2,489,273
Retained earnings	264,463	229,615	139,177	158,303
Accumulated other comprehensive loss, net	(204,699)	(182,410)	(96,383)	(67,114)
Treasury stock (4,782,113 shares as of September 30, 2018, 2,978,741 as of June 30, 2018, 10,672 as of December 31, 2017 and nil as of September 30, 2017)	(132,135)	(82,082)	(282)	—
Total stockholders' equity	2,423,462	2,459,175	2,532,551	2,581,858
Total liabilities and stockholders' equity	$19,983,838	$20,479,719	$20,549,461	$20,565,627

Average Balances and Interest Rates									Table 4
	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$656.7	$3.3	1.99%	$281.2	$1.2	1.74%	$597.5	$2.0	1.30%
Available-for-Sale Investment Securities	4,737.3	25.2	2.11	4,961.2	27.4	2.21	5,124.9	24.2	1.88
Loans Held for Sale	1.8	—	3.83	1.9	—	3.44	0.1	—	3.62
Loans and Leases (1)
Commercial and industrial	3,019.9	31.0	4.08	3,177.4	30.5	3.84	3,276.4	27.3	3.31
Real estate - commercial	2,975.3	31.0	4.13	2,883.0	28.9	4.02	2,696.4	25.1	3.69
Real estate - construction	629.5	6.7	4.20	620.7	6.2	4.03	570.6	5.1	3.54
Real estate - residential	4,159.0	43.1	4.11	4,087.2	41.9	4.11	3,846.8	39.2	4.04
Consumer	1,649.7	22.4	5.39	1,624.6	21.7	5.35	1,546.9	21.0	5.39
Lease financing	162.3	1.2	3.00	159.7	1.1	2.83	177.9	1.3	2.91
Total Loans and Leases	12,595.7	135.4	4.26	12,552.6	130.3	4.16	12,115.0	119.0	3.90
Other Earning Assets	50.0	0.2	1.29	21.0	0.1	2.21	29.5	0.1	1.22
Total Earning Assets (2)	18,041.5	164.1	3.61	17,817.9	159.0	3.58	17,867.0	145.3	3.23
Cash and Due from Banks	336.5			317.7			324.0
Other Assets	2,013.5			1,985.9			1,918.1
Total Assets	$20,391.5			$20,121.5			$20,109.1

Interest-Bearing Liabilities
Interest-Bearing Deposits
Savings	$4,727.2	$3.3	0.28%	$4,573.0	$2.4	0.21%	$4,505.1	$1.1	0.10%
Money Market	2,871.0	4.6	0.63	2,725.9	2.7	0.40	2,607.7	0.9	0.13
Time	3,705.7	12.3	1.32	4,003.5	12.2	1.22	4,208.0	10.0	0.94
Total Interest-Bearing Deposits	11,303.9	20.2	0.71	11,302.4	17.3	0.62	11,320.8	12.0	0.42
Short-Term Borrowings	3.3	—	1.30	42.7	0.2	1.85	0.8	—	0.91
Long-Term Borrowings	358.7	2.6	2.85	6.6	0.1	3.79	—	—	—
Total Interest-Bearing Liabilities	11,665.9	22.8	0.78	11,351.7	17.6	0.62	11,321.6	12.0	0.42
Net Interest Income		$141.3			$141.4			$133.3
Interest Rate Spread			2.83%			2.96%			2.81%
Net Interest Margin			3.11%			3.18%			2.96%
Noninterest-Bearing Demand Deposits	5,854.9			5,897.0			5,844.6
Other Liabilities	442.8			406.4			378.3
Stockholders' Equity	2,427.9			2,466.4			2,564.6
Total Liabilities and Stockholders' Equity	$20,391.5			$20,121.5			$20,109.1

(1)	Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
(2)	For the periods disclosed above, the taxable-equivalent basis adjustments made to the table above were not material.

Average Balances and Interest Rates						Table 5
	Nine Months Ended			Nine Months Ended
	September 30, 2018			September 30, 2017
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$518.4	$6.9	1.77%	$516.8	$4.0	1.02%
Available-for-Sale Investment Securities	4,951.4	81.6	2.20	5,189.7	75.7	1.95
Loans Held for Sale	1.3	—	3.60	—	—	—
Loans and Leases (1)
Commercial and industrial	3,100.1	89.2	3.85	3,263.3	77.3	3.17
Real estate - commercial	2,886.7	86.3	4.00	2,606.1	71.1	3.65
Real estate - construction	623.9	18.6	4.00	514.1	13.1	3.41
Real estate - residential	4,085.7	126.0	4.12	3,784.5	115.5	4.08
Consumer	1,625.0	65.5	5.38	1,528.8	61.8	5.41
Lease financing	161.3	3.6	2.98	172.1	3.6	2.84
Total Loans and Leases	12,482.7	389.2	4.17	11,868.9	342.4	3.86
Other Earning Assets	28.6	0.3	1.58	30.0	0.1	0.62
Total Earning Assets (2)	17,982.4	478.0	3.55	17,605.4	422.2	3.21
Cash and Due from Banks	324.4			322.7
Other Assets	2,000.0			1,930.1
Total Assets	$20,306.8			$19,858.2

Interest-Bearing Liabilities
Interest-Bearing Deposits
Savings	$4,615.1	$7.4	0.21%	$4,500.1	$2.5	0.08%
Money Market	2,769.9	9.1	0.44	2,574.0	2.2	0.11
Time	3,985.2	36.3	1.22	4,027.9	23.6	0.78
Total Interest-Bearing Deposits	11,370.2	52.8	0.62	11,102.0	28.3	0.34
Short-Term Borrowings	15.3	0.2	1.81	2.1	—	0.68
Long-Term Borrowings	123.1	2.7	2.87	—	—	—
Total Interest-Bearing Liabilities	11,508.6	55.7	0.65	11,104.1	28.3	0.34
Net Interest Income		$422.3			$393.9
Interest Rate Spread			2.90%			2.87%
Net Interest Margin			3.14%			2.99%
Noninterest-Bearing Demand Deposits	5,916.0			5,848.5
Other Liabilities	417.6			378.2
Stockholders' Equity	2,464.6			2,527.4
Total Liabilities and Stockholders' Equity	$20,306.8			$19,858.2

(1)	Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
(2)	For the periods disclosed above, the taxable-equivalent basis adjustments made to the table above were not material.

Analysis of Change in Net Interest Income			Table 6
	Three Months Ended September 30, 2018
	Compared to June 30, 2018
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$1.9	$0.2	$2.1
Available-for-Sale Investment Securities	(1.2)	(1.0)	(2.2)
Loans and Leases
Commercial and industrial	(1.5)	2.1	0.6
Real estate - commercial	0.9	1.2	2.1
Real estate - construction	0.1	0.4	0.5
Real estate - residential	0.7	0.4	1.1
Consumer	0.3	0.4	0.7
Lease financing	—	0.1	0.1
Total Loans and Leases	0.5	4.6	5.1
Other Earning Assets	0.1	(0.1)	—
Total Change in Interest Income	1.3	3.7	5.0

Change in Interest Expense:
Interest-Bearing Deposits
Savings	0.1	0.8	0.9
Money Market	0.2	1.7	1.9
Time	(1.0)	1.1	0.1
Total Interest-Bearing Deposits	(0.7)	3.6	2.9
Short-Term Borrowings	(0.1)	(0.1)	(0.2)
Long-Term Borrowings	2.5	—	2.5
Total Change in Interest Expense	1.7	3.5	5.2
Change in Net Interest Income	$(0.4)	$0.2	$(0.2)

Analysis of Change in Net Interest Income			Table 7
	Three Months Ended September 30, 2018
	Compared to September 30, 2017
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$0.2	$1.1	$1.3
Available-for-Sale Investment Securities	(1.9)	2.9	1.0
Loans and Leases
Commercial and industrial	(2.3)	6.0	3.7
Real estate - commercial	2.7	3.2	5.9
Real estate - construction	0.6	1.0	1.6
Real estate - residential	3.3	0.6	3.9
Consumer	1.4	—	1.4
Lease financing	(0.1)	—	(0.1)
Total Loans and Leases	5.6	10.8	16.4
Other Earning Assets	0.1	—	0.1
Total Change in Interest Income	4.0	14.8	18.8

Change in Interest Expense:
Interest-Bearing Deposits
Savings	0.1	2.1	2.2
Money Market	0.1	3.6	3.7
Time	(1.3)	3.6	2.3
Total Interest-Bearing Deposits	(1.1)	9.3	8.2
Long-Term Borrowings	2.6	—	2.6
Total Change in Interest Expense	1.5	9.3	10.8
Change in Net Interest Income	$2.5	$5.5	$8.0

Analysis of Change in Net Interest Income			Table 8
	Nine Months Ended September 30, 2018
	Compared to September 30, 2017
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$—	$2.9	$2.9
Available-for-Sale Investment Securities	(3.6)	9.5	5.9
Loans and Leases
Commercial and industrial	(4.0)	15.9	11.9
Real estate - commercial	8.0	7.2	15.2
Real estate - construction	3.0	2.5	5.5
Real estate - residential	9.3	1.2	10.5
Consumer	3.9	(0.2)	3.7
Lease financing	(0.2)	0.2	—
Total Loans and Leases	20.0	26.8	46.8
Other Earning Assets	—	0.2	0.2
Total Change in Interest Income	16.4	39.4	55.8

Change in Interest Expense:
Interest-Bearing Deposits
Savings	0.1	4.8	4.9
Money Market	0.2	6.7	6.9
Time	(0.3)	13.0	12.7
Total Interest-Bearing Deposits	—	24.5	24.5
Short-Term Borrowings	0.2	—	0.2
Long-Term Borrowings	2.7	—	2.7
Total Change in Interest Expense	2.9	24.5	27.4
Change in Net Interest Income	$13.5	$14.9	$28.4

Loans and Leases				Table 9
	September 30,	June 30,	December 31,	September 30,
(dollars in thousands)	2018	2018	2017	2017
Commercial and industrial	$2,969,237	$3,116,145	$3,135,266	$3,190,237
Real estate:
Commercial	2,891,753	2,837,520	2,667,597	2,625,688
Construction	612,794	654,084	632,911	598,763
Residential	4,313,489	4,236,083	4,090,053	4,001,478
Total real estate	7,818,036	7,727,687	7,390,561	7,225,929
Consumer	1,651,877	1,632,088	1,586,476	1,562,172
Lease financing	161,314	161,766	165,066	171,373
Total loans and leases	$12,600,464	$12,637,686	$12,277,369	$12,149,711

Deposits				Table 10
	September 30,	June 30,	December 31,	September 30,
(dollars in thousands)	2018	2018	2017	2017
Demand	$5,807,355	$5,965,083	$6,126,853	$5,907,634
Savings	4,685,460	4,772,922	4,509,419	4,411,411
Money Market	2,905,959	2,768,190	2,801,968	2,631,311
Time	3,290,499	3,889,343	4,173,882	4,645,127
Total Deposits	$16,689,273	$17,395,538	$17,612,122	$17,595,483

Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More				Table 11
	September 30,	June 30,	December 31,	September 30,
(dollars in thousands)	2018	2018	2017	2017
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial Loans:
Commercial and industrial	$481	$1,821	$2,932	$2,312
Real estate - commercial	2,786	2,844	1,786	—
Real estate - construction	2,001	2,238	—	—
Total Commercial Loans	5,268	6,903	4,718	2,312
Residential	5,678	6,541	5,107	5,562
Total Non-Accrual Loans and Leases	10,946	13,444	9,825	7,874
Other Real Estate Owned	362	325	329	564
Total Non-Performing Assets	$11,308	$13,769	$10,154	$8,438

Accruing Loans and Leases Past Due 90 Days or More
Commercial Loans:
Commercial and industrial	$141	$163	$220	$1,751
Real estate - commercial	172	—	1,400	3,247
Total Commercial Loans	313	163	1,620	4,998
Residential	2,788	1,581	1,360	1,055
Consumer	2,813	1,451	1,394	1,894
Total Accruing Loans and Leases Past Due 90 Days or More	$5,914	$3,195	$4,374	$7,947

Restructured Loans on Accrual Status and Not Past Due 90 Days or More	28,608	32,277	34,130	36,728
Total Loans and Leases	$12,600,464	$12,637,686	$12,277,369	$12,149,711

Allowance for Loan and Lease Losses					Table 12
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars in thousands)	2018	2018	2017	2018	2017
Balance at Beginning of Period	$140,601	$138,574	$136,883	$137,253	$135,494
Loans and Leases Charged-Off
Commercial Loans:
Commercial and industrial	(303)	—	(408)	(778)	(1,338)
Lease financing	—	—	(1)	—	(147)
Total Commercial Loans	(303)	—	(409)	(778)	(1,485)
Residential	(125)	(34)	(293)	(159)	(315)
Consumer	(5,700)	(6,290)	(6,263)	(18,615)	(17,086)
Total Loans and Leases Charged-Off	(6,128)	(6,324)	(6,965)	(19,552)	(18,886)
Recoveries on Loans and Leases Previously Charged-Off
Commercial Loans:
Commercial and industrial	51	39	582	154	825
Real estate - commercial	21	32	336	175	468
Total Commercial Loans	72	71	918	329	1,293
Residential	442	60	139	684	610
Consumer	1,803	2,200	1,852	6,106	5,416
Total Recoveries on Loans and Leases Previously Charged-Off	2,317	2,331	2,909	7,119	7,319
Net Loans and Leases Charged-Off	(3,811)	(3,993)	(4,056)	(12,433)	(11,567)
Provision for Loan and Lease Losses	4,460	6,020	4,500	16,430	13,400
Balance at End of Period	$141,250	$140,601	$137,327	$141,250	$137,327
Average Loans and Leases Outstanding	$12,595,668	$12,552,610	$12,115,001	$12,482,747	$11,868,917
Ratio of Net Loans and Leases Charged-Off to Average Loans and Leases Outstanding	0.12%	0.13%	0.13%	0.13%	0.13%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.12%	1.11%	1.13%	1.12%	1.13%

GAAP to Non-GAAP Reconciliation					Table 13
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(dollars in thousands, except per share amounts)	2018	2018	2017	2018	2017
Income Statement Data:
Net income	$67,388	$69,053	$58,363	$204,399	$171,998

Average total stockholders' equity	$2,427,907	$2,466,392	$2,564,563	$2,464,601	$2,527,435
Less: average goodwill	995,492	995,492	995,492	995,492	995,492
Average tangible stockholders' equity	$1,432,415	$1,470,900	$1,569,071	$1,469,109	$1,531,943

Average total assets	$20,391,456	$20,121,504	$20,109,090	$20,306,833	$19,858,184
Less: average goodwill	995,492	995,492	995,492	995,492	995,492
Average tangible assets	$19,395,964	$19,126,012	$19,113,598	$19,311,341	$18,862,692

Return on average total stockholders' equity(1)	11.01%	11.23%	9.03%	11.09%	9.10%
Return on average tangible stockholders' equity (non-GAAP)(1)	18.66%	18.83%	14.76%	18.60%	15.01%

Return on average total assets(1)	1.31%	1.38%	1.15%	1.35%	1.16%
Return on average tangible assets (non-GAAP)(1)	1.38%	1.45%	1.21%	1.42%	1.22%

Average stockholders' equity to average assets	11.91%	12.26%	12.75%	12.14%	12.73%
Tangible average stockholders' equity to tangible average assets (non-GAAP)	7.39%	7.69%	8.21%	7.61%	8.12%

	As of	As of	As of	As of
	September 30,	June 30,	December 31,	September 30,
	2018	2018	2017	2017
Balance Sheet Data:
Total stockholders' equity	$2,423,462	$2,459,175	$2,532,551	$2,581,858
Less: goodwill	995,492	995,492	995,492	995,492
Tangible stockholders' equity	$1,427,970	$1,463,683	$1,537,059	$1,586,366

Total assets	$19,983,838	$20,479,719	$20,549,461	$20,565,627
Less: goodwill	995,492	995,492	995,492	995,492
Tangible assets	$18,988,346	$19,484,227	$19,553,969	$19,570,135

Shares outstanding	134,873,728	136,642,060	139,588,782	139,586,282

Total stockholders' equity to total assets	12.13%	12.01%	12.32%	12.55%
Tangible stockholders' equity to tangible assets (non-GAAP)	7.52%	7.51%	7.86%	8.11%

Book value per share	$17.97	$18.00	$18.14	$18.50
Tangible book value per share (non-GAAP)	$10.59	$10.71	$11.01	$11.36

(1)	Annualized for the three and nine months ended September 30, 2018 and 2017 and the three months ended June 30, 2018.

GAAP to Non-GAAP Reconciliation					Table 14
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(dollars in thousands, except per share amounts)	2018	2018	2017	2018	2017
Net interest income	$141,258	$141,403	$133,319	$422,333	$393,918
Core net interest income (non-GAAP)	$141,258	$141,403	$133,319	$422,333	$393,918

Noninterest income	$47,405	$49,797	$49,664	$145,902	$151,281
Gains on sale of real estate	—	—	(2,667)	—	(2,667)
Core noninterest income (non-GAAP)	$47,405	$49,797	$46,997	$145,902	$148,614

Noninterest expense	$93,147	$91,865	$84,784	$275,599	$257,704
Loss on litigation settlement(1)	(4,125)	—	—	(4,125)	—
One-time items(2)	(511)	(914)	(543)	(1,832)	(1,384)
Core noninterest expense (non-GAAP)	$88,511	$90,951	$84,241	$269,642	$256,320

Net income	$67,388	$69,053	$58,363	$204,399	$171,998
Gains on sale of real estate	—	—	(2,667)	—	(2,667)
Loss on litigation settlement(1)	4,125	—	—	4,125	—
One-time items(2)	511	914	543	1,832	1,384
Tax adjustments(3)	(1,206)	(247)	801	(1,559)	488
Total core adjustments	3,430	667	(1,323)	4,398	(795)
Core net income (non-GAAP)	$70,818	$69,720	$57,040	$208,797	$171,203
Core basic earnings per share (non-GAAP)	$0.52	$0.51	$0.41	$1.52	$1.23
Core diluted earnings per share (non-GAAP)	$0.52	$0.50	$0.41	$1.52	$1.23

Basic earnings per share	$0.50	$0.50	$0.42	$1.48	$1.23
Diluted earnings per share	$0.50	$0.50	$0.42	$1.48	$1.23

(1)

The Company reached an agreement in principle to resolve a putative class action lawsuit alleging that the Bank improperly charged certain overdraft fees. In connection with the anticipated settlement agreement, the Company recorded an expense of approximately $4.1 million during the three and nine months ended September 30, 2018.

(2)	One-time items include the loss on our funding swap as a result of a decrease in the conversion rate of our Visa Class B restricted shares sold in 2016 as well as public offering related costs.
(3)	Represents the adjustments to net income, tax effected at the Company’s effective tax rate for the respective period.